Exhibit 10.28
NOTES TO: QUALYTEXTIL SA - reconciliation of Brazilian GAAP to US GAAP
Balance sheet as of April 30, 2008

(a)	Inventory reserve		(29,295)
	Inventory in transit (a-1)	(a-1)	1,172,885
	Total adjustment to inventory	(a)	1,143,590
(b)	Tax accrual based on US GAAP income	(b)	42,090
(c)	Legal fees not accrued under Brazilian GAAP		53,343
	Misc. labor accrual		9,888
	Installment plan taxes not accrued - outsourcing sales contractor		271,353
	Installment plan taxes not accrued - outsourcing labor contractor		43,923
	Sales representative commission not accrued		15,457
	Total adjustment to other debts	(c)	393,964
(d)	Tax accrual based on US GAAP income		(42,090)
	Various accruals per (c ) above		(393,964)
	Capital reserve reversal recognized as income		47,944
	Inventory reserve		(29,295)
	Net adjustment to accumulated losses	(d)	(417,405)
(e)	Capital reserve reversal recognized as income	(e)	(47,944)
(f)	To reclassify as intangible assets for trademarks and tradenames
(g)	To combine debt onto one line item